                                                              EXECUTION ORIGINAL


                        P&O TECHNOLOGY LICENSE AGREEMENT

     This P&O Technology License Agreement (this "Agreement") is made as of November 30, 2001, by and between Biotherapies Incorporated, a Michigan corporation ("BIOTHERAPIES"), and GENESIS BIOVENTURES, INC., a New York corporation ("GBI").

                              W I T N E S S E T H:

     WHEREAS, BIOTHERAPIES is the owner of certain prostate and ovarian diagnostic technology and related Know-How (as defined below); and

     WHEREAS, GBI desires to license exclusive rights to the P&O Technology and BIOTHERAPIES is willing to license such rights under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "AFFILIATE" shall mean any individual, corporation, partnership, proprietorship or other entity controlled by, controlling, or under common control with a party through equity ownership, ability to elect directors, or by virtue of a majority of overlapping directors, and shall include any individual, corporation, partnership, proprietorship or other entity directly or indirectly owning, owned by or under common ownership with such party to the extent of fifty percent (50%) or more of the voting shares, including shares owned beneficially by such party. For purposes of this Agreement, GBI shall not be deemed to be an Affiliate of BIOTHERAPIES, and BIOTHERAPIES shall not be deemed to be an Affiliate of GBI.

     1.2 "GROSS SALES" shall mean the sum of all amounts received and all other consideration received (or, when in a form other than cash or its equivalent, the fair market value thereof when received) by GBI, its Affiliates and sublicensees from persons or entities due to or by reason of the sale, distribution or use of Licensed Products, including without limitation from the administration of diagnostic tests and the provision of related services.

     1.3 "IMPROVEMENT" shall mean (1) any alteration, modification or enhancement to an invention which improves the effectiveness, efficiency, performance or other attribute of, or related to, an invention, or any element thereof, and (2) any new product or material which performs substantially the same function as the invention, but does so through a different method or process, regardless of whether the new product or material is independently patentable or was created based on the invention.

     1.4 "KNOW HOW" shall mean all technical information, experimental data and other expert knowledge possessed by BIOTHERAPIES, regarding the formulation, manufacture and/or use of, or required to implement, the P&O Technology, to the extent BIOTHERAPIES, either now or in the future, has control or access, and to which BIOTHERAPIES has the right to license.

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                                                              EXECUTION ORIGINAL

     1.5 "LICENSED PRODUCTS" shall mean any article, composition, apparatus, substance, chemical, or any other material and/or service that is based upon, derived from, incorporates and/or utilizes P&O Technology, or whose manufacture, use or sale would constitute an infringement of any Valid Claim within the P&O Technology.

     1.6  "NET SALES" shall mean Gross Sales, less:

          (a) the following deductions and offsets, but only to the extent such sums were first included in the computation of Gross Sales, or are paid by GBI and not otherwise reimbursed: refunds, rebates, replacements or credits actually allowed and taken by purchasers for return of P&O Technology and/or Licensed Products; customary trade, quantity and cash discounts actually allowed and taken;

          (b) the following items, but only to the extent such sums were actually paid by GBI, its Affiliates or sublicensees and not otherwise reimbursed: excise, value-added, and sales taxes actually paid by GBI, its Affiliates or sublicensees for P&O Technology and/or Licensed Products; and shipping and handling charges actually paid by GBI, its Affiliates or sublicensees for test samples.

     1.7 "PATENTS" shall mean all patents and patent applications, as well as all foreign equivalent patent applications and Patent Cooperation Treaty filings, and all patents issuing therefrom, in which BIOTHERAPIES has or acquires a property interest, (i) which cover an invention included in the P&O Technology, and (ii) which BIOTHERAPIES has the right to sublicense and/or license.

     1.8 "P&O TECHNOLOGY" shall mean any assay developed by BIOTHERAPIES, or any other agent that BIOTHERAPIES co-operates with that utilizes antibodies against other epithelial cell growth inhibitors of the Mammastatin family of proteins for detection or measurement of a protein that has diagnostic relevance for Prostate and Ovarian Cancer. These diagnostic assays also include any assay developed by BIOTHERAPIES, or any other agent that BIOTHERAPIES cooperates with, that utilizes DNA sequences homologous to the Mammastatin family, and any Know-How that was possessed by BIOTHERAPIES at the time of this Agreement, to measure a biological marker for diagnosis of Prostate or Ovarian Cancer or measuring the risk assessment values of a subject's developing Prostate or Ovarian Cancer.

     1.9 "ROYALTY QUARTER" shall mean the three-month periods ending on the last day of March, June, September and December of each year.

     1.10 "TERM" shall have the meaning set forth in Section 13.4 below.

                                                              EXECUTION ORIGINAL

     1.11 "VALID CLAIM" shall mean any claim in an unexpired patent or pending in a patent application included within the Patents which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not bee admitted to be invalid or unenforceable through the reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

                                   ARTICLE II

                                     GRANTS

     2.1 LICENSE GRANT. BIOTHERAPIES grants, subject to the terms of this Agreement, to GBI a worldwide, perpetual and exclusive license to make, have made, use and create improvements to the P&O Technology, Know-How and Improvements thereto to make, have made, use, market and sell Licensed Products.

     2.2 AMENDMENT OF INVESTMENT AGREEMENT. All of the rights and privileges granted to GBI, and all of the duties and obligations of BIOTHERAPIES, under the Investment Agreement between GBI and BIOTHERAPIES, dated July 7, 2000, a copy of which is attached hereto as EXHIBIT A, as they relate in any manner to the P&O Technology are hereby made void and of no further effect from and after the date of this Agreement, including, without limitation, the terms and conditions of Sections 2.1, 3.1 and 5 of the Investment Agreement as they relate to the P&O Technology.

     2.3  SUBLICENSES.

          (a) GBI shall have the right to grant sublicenses under the license granted herein. GBI shall notify BIOTHERAPIES of every sublicense agreement and each amendment thereto, within thirty (30) days after their execution and shall provide to BIOTHERAPIES a copy of each such agreement and amendment (subject to the redaction of confidential information of GBI or its sublicensees, which redaction shall not include financial terms, the name of the sublicensee, the territory of the sublicense or the scope of the sublicense).

          (b) Any sublicense granted by GBI shall provide for its termination upon termination of this Agreement; provided, however, that a sublicense granted may, by written notice to BIOTHERAPIES within sixty (60) days of the sublicensee's receipt of written notice of such termination, elect to continue the sublicense. No such election will be valid unless (1) the sublicense conforms to the requirements of this Section 2, and (2) the sublicensee agrees in writing at the time of election to assume in respect to BIOTHERAPIES all of the obligations (including obligations for payment) contained in its sublicense agreement with GBI.

                                                              EXECUTION ORIGINAL

          (c) All sublicenses shall be consistent with the terms and conditions of this Agreement, and shall contain acknowledgements by the sublicensee of BIOTHERAPIES rights in the P&O Technology and Know How, and the disclaimer of warranty and limitation on BIOTHERAPIES liability as provided in this Agreement. All sublicenses shall also contain provisions under which the sublicensee accepts duties to keep records; to avoid improper representations and responsibilities; to defend, hold harmless, and indemnify BIOTHERAPIES consistent with the indemnification obligations of GBI hereunder; to control export; to restrict the use of BIOTHERAPIES' name; and to properly mark the P&O Technology and Know How with copyright and/or patent notices; which duties shall be at least equivalent to those set forth in this Agreement.

          (d) All sublicenses shall provide for each sublicensee to pay taxes due, if any, in the same manner as set forth in this Agreement, or shall provide that the sublicensee will be responsible for such taxes should the sublicense be assigned to BIOTHERAPIES.

          (e) All sublicenses shall provide the right for GBI to assign its rights under the sublicense to BIOTHERAPIES.

     2.4  COMMERCIALIZATION EFFORTS.

          (a) GBI has the responsibility to do all that is necessary after the date hereof for any governmental approvals to manufacture and/or sell the Licensed Products and the P&O Technology, except as otherwise specifically provided herein with regard to the Patents. GBI agrees to use its best efforts to manufacture and sell the Licensed Products and the P&O Technology, to obtain any government approvals necessary therefor, and to exploit, market and manufacture the Licensed Products in sufficient quantities to meet GBI's reasonably anticipated customer demand and to make the benefits of the P&O Technology reasonably available to the public.

          (b) Within fifteen (15) days after (i) the first sale of the Licensed Products by GBI or its Affiliates and sublicensees in the United States after the date hereof, or (ii) the first sale of any of the Licensed Products by GBI or its Affiliates and sublicensees in each other country after the date hereof following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made or, where governmental approval is not required, the first sale in that country after the date hereof, GBI shall report by written letter to BIOTHERAPIES the date and general terms of that sale.

          (c) Subject to the foregoing, GBI shall have the sole discretion for making all decisions as to how to develop, commercialize, market and sell the Licensed Products.

     2.5 PUBLICATIONS. BIOTHERAPIES shall not, and shall not permit its employees and investigators to, submit for publication, or publicly present, any information regarding the P&O Technology, or the use thereof, unless such proposed publication or presentation has been reviewed by GBI to allow GBI to identify and protect its proprietary and confidential information. BIOTHERAPIES shall provide GBI a copy of such proposed publication or presentation thirty
(30) days prior to its submission for publication or it presentation. In the event GBI determines that a delay in publication or presentation is necessary for GBI to protect or perfect its proprietary rights, BIOTHERAPIES shall delay such publication or presentation for a period of up to three (3) months in order to allow such protection to be put in place.

                                                              EXECUTION ORIGINAL

     2.6 RESERVATION OF RIGHTS. All rights not expressly granted to GBI are reserved by BIOTHERAPIES, and GBI may not use the P&O Technology and/or the Know How except as expressly authorized herein.

     2.7 PRODUCT MARKING. GBI shall mark, and require its Affiliates and sublicensees to mark, the Licensed Products and the P&O Technology with the appropriate patent and copyright notices as approved by BIOTHERAPIES (when appropriate), such approval not to be unreasonably withheld.

     2.8 TRANSFER. Within fifteen (15) days of the date hereof, BIOTHERAPIES shall provide GBI with the information and materials in its possession relating to the P&O Technology and Know How reasonably necessary or useful to enable GBI to develop, design, manufacture, have manufactured, use and sell the P&O Technology in accordance with this Agreement. Thereafter, BIOTHERAPIES shall supply such assistance as is reasonably requested by GBI, subject to the parties' agreement regarding payment therefor; GBI shall not pay BIOTHERAPIES for remedial work relating to errors or omissions in the transfer of technology described herein.

                                  ARTICLE III

                      ROYALTY AND OTHER PAYMENT OBLIGATIONS

     3.1  ROYALTY.

          (a) Subject to all the terms and conditions of this Agreement, during the term of this Agreement set forth in Section 13.4, GBI shall pay to BIOTHERAPIES a royalty equal to the percentage set forth below of the Net Sales of GBI, its Affiliates and its sublicensees during such calendar year. This royalty shall be calculated quarterly.

                CUMULATIVE NET SALES OF LICENSED
                PRODUCTS IN THE CALENDAR YEAR            ROYALTY
                --------------------------------         -------
                Up to $100 million                         10%
                $100 million to $300 million               15%
                Greater than $300 million                  20%


          (b) The amount of the royalties payable to BIOTHERAPIES for each calendar year of the Term will in no event be less than eight percent (8%) of Gross Sales during a calendar year. If at the end of a calendar year, the amount of royalties payable to BIOTHERAPIES pursuant to Section 3.1(a) is less than eight percent (8%) of Gross Sales, GBI shall pay to BIOTHERAPIES the amount equal to eight percent (8%) of Gross Sales, minus the amount of total royalties already paid for such calendar year.

                                                              EXECUTION ORIGINAL

     3.2  ADDITIONAL PAYMENTS AND ROYALTY ADJUSTMENTS.

          (a) As part of this Agreement, the parties agree that protein analogs to Mammastatin from prostate cells and from ovarian cells will be needed to develop the P&O Technology and/or Licensed Products. Since BIOTHERAPIES has yet to isolate the prostate or ovarian analogs to Mammastatin, it is not yet possible to provide those proteins as part of the P&O Technology. As such, BIOTHERAPIES agrees to supply protein to GBI in sufficient quantity and purity for the purposes of (1) immunizing animals with the prostate and ovarian analogs to Mammastatin for the purpose of raising monoclonal antibodies, and (2) developing a standard for an immunoassay. Such supply shall continue until specific monoclonal antibodies have been developed by GBI or by BIOTHERAPIES, and, if developed by BIOTHERAPIES, then BIOTHERAPIES may supply such monoclonal antibodies instead of the protein.

          (b) GBI shall pay to BIOTHERAPIES One Hundred Thousand Dollars ($100,000 USD) upon delivery by BIOTHERAPIES of the first lot of one hundred
(100) micrograms of each protein that is greater than ninety percent (90%) pure protein, provided such delivery occurs within twenty four (24) months of the date of this Agreement. If BIOTHERAPIES has supplied protein of lesser amounts or lesser purity, GBI will still pay BIOTHERAPIES the amount of One Hundred Thousand Dollars ($100,000 USD) if specific monoclonal antibodies can be identified within the same twenty four (24) month period.

          (c) In the event that, within twenty four (24) months of the date of this Agreement: (1) BIOTHERAPIES does not supply protein of sufficient quantity or purity; (2) BIOTHERAPIES does not in the alternative provide to GBI monoclonal antibodies specific to the prostate and ovarian analogs of Mammastatin; or (3) GBI is unable to develop monoclonal antibodies specific to the prostate and ovarian analogs of Mammastatin with the protein that BIOTHERAPIES does supply; then GBI shall be relieved of its obligation to pay BIOTHERAPIES the One Hundred Thousand Dollars ($100,000 USD) described above, and the royalty described in Section 3.1 shall be reduced by one percent (1%) during the third year of the Term and shall be reduced by an additional one percent (1%) for each year of the Term thereafter in which BIOTHERAPIES fails to provide GBI with such proteins and/or monoclonal antibodies. However, in no case shall the royalties payable under Section 3.1 be reduced to less than six percent (6%) of Net Sales for a calendar year.

     3.3 CURRENCY OF PAYMENTS. All payments under this Agreement shall be made in U.S. Dollars by wire transfer to such bank account as BIOTHERAPIES may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in U.S. Dollars at the average of the rate of exchange of the currency of the country in which the Net Sales are made as reported in the New York edition of The Wall Street Journal, for the last three
(3) business days of the quarter for which the royalties are payable.

     3.4 TAX WITHHOLDING. If laws or regulations require the withholding of income taxes owed by BIOTHERAPIES on account of royalties accruing under this Agreement, such taxes shall be deducted on a country-by-country basis by GBI from such remittable royalty and will be paid by it to the proper taxing authority. Proof of payment shall be secured and sent to BIOTHERAPIES as evidence of such payment.

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                                                              EXECUTION ORIGINAL

     3.5 OBLIGATION TO PAY ROYALTIES. The obligation to pay a royalty under this Section 3 is imposed only once with respect to the same unit of Licensed Products or P&O Technology. However, for purposes of determination of payments due hereunder, whenever the term Licensed Products or P&O Technology may apply to a property during various stages of manufacture, use or sale, Net Sales, as otherwise defined, shall be derived from the sale, distribution or use of such Licensed Products or P&O Technology by GBI, its Affiliates and/or sublicensees at the stage of its highest invoiced value to unrelated third parties.

                                   ARTICLE IV

                           RECORDS, REPORTS, PAYMENTS

     4.1 REPORTS AND PAYMENTS. Within thirty (30) days after the close of each Royalty Quarter during the term of this Agreement (including the close of any Royalty Quarter immediately following any termination of this Agreement), GBI shall report to BIOTHERAPIES all royalties accruing to BIOTHERAPIES during such Royalty Quarter. On or before February 15 of each calendar year, GBI shall submit a final report to BIOTHERAPIES detailing the royalties payable to BIOTHERAPIES for the prior year, and include therewith payment of all royalties owed to BIOTHERAPIES in accordance with Section 3.1(b) and 3.1(c), less the total of any monthly minimum royalty payments actually received by BIOTHERAPIES during the applicable calendar year in accordance with Section 3.2.

     4.2 INFORMATION. Each quarterly report, and the final report, shall indicate for each Royalty Quarter all Gross Sales during such Royalty Quarter and the Net Sales during the Royalty Quarter, and the amount of the corresponding royalty payments to be made, as well as the various calculations used to arrive at said amounts, including the quantity, description of item sold or services provided, country of manufacture and country of sale. In case no royalty has accrued for any Royalty Quarter, GBI shall so report.

     4.3 NOMENCLATURE. GBI covenants that it will promptly establish and consistently employ a system of specific nomenclature and type designations for the Licensed Products and P&O Technology so that various types can be identified and segregated, where necessary; GBI, its Affiliates and sublicensees shall consistently employ such system when rendering invoices thereon and henceforth agree to inform BIOTHERAPIES, or its auditors, when requested as to the details concerning such nomenclature system as well as to all additional thereto and changes therein.

     4.4 BOOKS AND RECORDS. GBI shall keep, and shall require its Affiliates and sublicensees to keep, true and accurate records and books of account containing data reasonably required for the computation and verification of payments to be made as provided by this Agreement, which records and books shall be open for inspection upon reasonable notice during business hours by either BIOTHERAPIES and/or its auditor(s) or an independent certified accountant selected by BIOTHERAPIES, for the purpose of verifying the amount of payments due and payable. Said right of inspection will exist for six (6) years from the date of filing of the report for the Royalty Quarter to which such records and books of account relate in support thereof, and this requirement and right of inspection shall survive any termination of this Agreement. BIOTHERAPIES shall be responsible for all expenses of such inspection, except that if such inspection reveals an underpayment of royalties to BIOTHERAPIES in excess of ten percent (10%), then said inspection shall be at GBI's expense and such underpayment shall become immediately due and payable to BIOTHERAPIES.

                                                              EXECUTION ORIGINAL

     4.5 CERTIFICATION. The reports provided for hereunder shall be certified by an authorized representative of GBI to be correct to the best of GBI's knowledge and information.

                                   ARTICLE V

                               PATENT PROSECUTION

     5.1 PATENT PROSECUTION. The prosecution, filing and maintenance of all Patents shall be the right and responsibility of BIOTHERAPIES. Payment of all fees and costs relating to the filing, prosecution, and maintenance, including re-examinations, interferences, and inter-parties proceedings of the Patents shall be the responsibility of BIOTHERAPIES.

     5.2 ABANDONMENT. In the event that BIOTHERAPIES determines to refrain from or to cease prosecuting or maintaining any of the Patents, BIOTHERAPIES will notify GBI and the parties will discuss the terms under which GBI shall receive the rights to prosecute and/or maintain such Patents; provided, however, that the granting of such rights will be solely within the discretion of BIOTHERAPIES.

                                   ARTICLE VI

                            INFRINGEMENT/ENFORCEMENT

     6.1 INFRINGEMENT BY THIRD PARTIES. If, during the Term, the P&O Technology, or any item thereof, is or appears to be infringed by a third party, then the party having knowledge thereof shall notify the other party and the two parties shall consult to consider what, if any, action should be taken.

     6.2 RIGHT TO POLICE. GBI acknowledges and agrees that BIOTHERAPIES shall have the first right to police the P&O Technology against infringement by third parties. This right to police includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at its expense and through counsel of its selection. GBI shall provide reasonable assistance to BIOTHERAPIES with respect to such actions, provided BIOTHERAPIES shall reimburse GBI for out-of-pocket expenses incurred in connection with any such assistance rendered at BIOTHERAPIES' request. In the event BIOTHERAPIES elects to institute any such action or suit, GBI agrees to be named as a nominal party therein.

     6.3 GBI'S RIGHTS OF ENFORCEMENT. In the event that BIOTHERAPIES does not take any action pursuant to this Section 6 within one hundred twenty
(120) days of a written request by GBI to do so, then GBI shall have the right to take such action at its expense and BIOTHERAPIES shall use reasonable efforts to cooperate in such action at GBI's expense. GBI shall have and retain control of such action, but may not settle any such action without the prior express written consent of BIOTHERAPIES, which shall not be unreasonably withheld.

     6.4 EXPENSES AND AWARDS. If legal proceedings are commenced pursuant to Sections 6.1 or 6.2 above, all fees and costs incurred therein shall be borne by the prosecuting party(ies). Such parties shall be reimbursed for such costs and expenses from any damages and awards recovered. The remaining damages and awards shall be deemed Net Sales to GBI and shall be included in the royalty calculation under Section 3.1.

                                                              EXECUTION ORIGINAL

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1  GBI INDEMNIFICATION.

          (a) GBI shall defend, indemnify and hold harmless and shall require its Affiliates and sublicensees to defend, indemnify and hold harmless BIOTHERAPIES and its Affiliates for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting directly or indirectly from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability arising from or in connection with, any of the following:

              (i) any manufacture, use, sale or other disposition by GBI, its Affiliates and/or sublicensees or transferees of any Licensed Products or P&O Technology;

              (ii) the direct or indirect use by any person of Licensed Products or P&O Technology made, used, sold or otherwise distributed by GBI, its Affiliates or sublicensees;

              (iii) the use by GBI, its Affiliates or its sublicensees of any invention or computer software related to the P&O Technology, Patents and/or Licensed Products.

          (b) BIOTHERAPIES shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Section 7.1(a) above.

     7.2 DISCLAIMERS. IN ADDITION TO THE DISCLAIMERS CONTAINED IN SECTION 11.2 BELOW, NEITHER BIOTHERAPIES AND ITS AFFILIATES, AND THE DIRECTORS, OFFICERS, STAFF, EMPLOYEES OF ALL TYPES, NOR AGENTS, OF ANY AND ALL OF THOSE ENTITIES MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE P&O TECHNOLOGY AND THEY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE VALIDITY, CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE P&O TECHNOLOGY.

     7.3  BIOTHERAPIES INDEMNIFICATION.

          (a) BIOTHERAPIES agrees to defend GBI and its Affiliates against any third party claims, demands or suits ("Claim") alleging that such parties' authorized use of the P&O Technology, or any element thereof, infringes a third party's copyright, trade secret, patent or other intellectual property rights. BIOTHERAPIES shall indemnify and hold GBI and its Affiliates harmless from any and all damages, fines, penalties, costs, expenses and fees (including reasonable attorneys' fees) awarded or assessed against them as a result of such Claim, or reached through a negotiated settlement of the Claim.

                                                              EXECUTION ORIGINAL

          (b) This indemnification extends only to the P&O Technology delivered by BIOTHERAPIES and does not extend (i) to any modifications or Improvements created by or at the direction of GBI or its Affiliates; or (ii) to any Claim arising out of the combination of the P&O Technology and any other code, software, hardware or any other products, provided that such infringement would not have occurred but for such combination.

          (c) In order to receive the indemnification in this Section, the Claim must take place in the United States or in any country where BIOTHERAPIES is conducting business and in which BIOTHERAPIES has obtained an issued patent covering the Licensed Technology; GBI must promptly notify BIOTHERAPIES of the assertion of the Claim; allow BIOTHERAPIES to retain sole and exclusive control over the defense and/or settlement of the Claim; and cooperate with BIOTHERAPIES, at BIOTHERAPIES' expense, in the defense and/or settlement of the Claim.

          (d) This Section sets forth BIOTHERAPIES' sole and exclusive obligations, and the sole and exclusive remedies of GBI, its Affiliates and sublicensees, with respect to indemnification of GBI, its Affiliates and sublicensees, and any liability, under any other theory, arising out of a Claim described above.

                                  ARTICLE VIII

                                 EXPORT CONTROLS

     This Agreement shall be subject to all United States laws and regulations now or hereafter applicable to the subject matter of this Agreement. GBI shall comply, and shall require all of its Affiliates and sublicensees to comply, with all provisions of any applicable laws, regulations, rules and orders relating to the license herein granted and to the testing, production, transportation, export, packaging, labeling, sale or use of the P&O Technology and/or the Licensed Products, or otherwise applicable to GBI's or its Affiliates' or sublicensees' activities hereunder. GBI shall obtain, and shall require its Affiliates and sublicensees to obtain, such written assurances regarding export and re-export of technical data (including products made by use of technical data) as may be required by the Office of Export Administration Regulations, and GBI hereby gives such written assurances as may be required under those regulations to BIOTHERAPIES.

                                   ARTICLE IX

                                NON-USE OF NAMES

     GBI agrees to refrain from using and to require its Affiliates and sublicensees to refrain from using the name of BIOTHERAPIES in publicity or advertising without the prior written approval of BIOTHERAPIES. Reports in scientific literature and presentations of joint research and development work are not considered publicity. In addition, each party agrees that it shall not use the names of the other party or such other party's Affiliates or any of their employees, or any adaptation thereof, in any advertising, promotional or sales literature without written consent of such other party, except that GBI may state that it is licensed by BIOTHERAPIES under one or more Patents.

                                                              EXECUTION ORIGINAL

                                   ARTICLE X

                                   ASSIGNMENT

     Due to the unique relationship between the parties, this Agreement shall not be assignable by either party without the prior express written consent of the other party. Any attempt to assign this Agreement without such consent shall be void from the beginning. Neither party shall unreasonably withhold consent for the other party to assign this Agreement to a purchaser of all or substantially all of that party's assets or business. No assignment shall be effective unless and until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement. Further, GBI shall refrain from pledging any of the license rights granted in this Agreement as security for any creditor.

                                   ARTICLE XI

                REPRESENTATIONS, WARRANTIES AND RELATED COVENANTS

     11.1 BIOTHERAPIES INTELLECTUAL PROPERTY. BIOTHERAPIES represents and warrants that as of the date of this Agreement:

          (a) it owns the P&O Technology and Know How free and clear of all liens or claims;

          (b) it has the rights to grant the licenses to the P&O Technology and Know How hereunder;

          (c) that no other licenses have been granted to the P&O Technology under any Patent; and

          (d) to BIOTHERAPIES' actual knowledge, neither the P&O Technology nor the Know How infringes on the intellectual property rights of any third party.

     Additionally, BIOTHERAPIES covenants not to grant any other license(s) under the P&O Technology and Know How in violation of the licenses granted to GBI herein.

     11.2 BIOTHERAPIES DISCLAIMERS AND LIMITATIONS. Nothing in this Agreement shall be construed as:

          (a) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties (except as provided in Section 11.1 above);

          (b) an obligation to bring or prosecute actions or suits against third parties for patent infringement (except as provided in Section 6.1 above); or

          (c) conferring by implication, estoppel or otherwise any license or rights under any patents of BIOTHERAPIES other than Patents as defined herein, regardless of whether such patents are dominant or subordinate to the Patents.


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                                                              EXECUTION ORIGINAL

          (d) EXCEPT AS PROVIDED IN SECTION 11.1, THE P&O TECHNOLOGY AND KNOW HOW ARE LICENSED UNDER THIS AGREEMENT "AS IS" WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BIOTHERAPIES DOES NOT WARRANT THE PERFORMANCE, COMPLETENESS OR ACCURACY OF THE P&O TECHNOLOGY AND/OR KNOW HOW, OR ANY RESULTS OR SUCCESS TO BE ACHIEVED THROUGH THE MANUFACTURE, SALE, DISTRIBUTION OR USE OF LICENSED PRODUCTS. BIOTHERAPIES DISCLAIMS, AND GBI EXPRESSLY WAIVES, ALL WARRANTIES, WHETHER EXPRESS, IMPLIED AND/OR STATUTORY, INCLUDING, WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     11.3 BIOTHERAPIES LIMITATION OF LIABILITY. Except as in association with BIOTHERAPIES' indemnification obligations under this Agreement, in no event shall BIOTHERAPIES be liable or responsible to GBI, its Affiliates and/or sublicensees, regardless of the form of action or theory of recovery, in association with this Agreement and/or the P&O Technology and/or Know How, for any (a) indirect, special, exemplary, consequential, incidental or punitive damages, even if BIOTHERAPIES has been advised of the possibility of such damages; (b) lost profits, lost revenue, lost business expectancy, benefit of the bargain damages, business interruption losses or loss of data; or (c) direct damages in an amount in excess of all of the royalty fees paid to BIOTHERAPIES under this Agreement during the twelve (12) month period immediately preceding the event giving rise to the claim against BIOTHERAPIES.

                                  ARTICLE XII

                                    INSURANCE

     Prior to any distribution of any Licensed Products or P&O Technology by GBI or any Affiliate, GBI shall purchase and maintain in effect a policy of product liability insurance. Prior to any distribution of any Licensed Products or P&O Technology by a sublicensee of GBI, GBI shall require that the sublicensee shall purchase and maintain in effect a policy of product liability insurance. Each such insurance policy shall provide reasonable coverage for all claims with respect to any Licensed Products P&O Technology manufactured, sold, licensed or otherwise distributed by GBI and its Affiliates --- or, in the case of a sublicensee's policy, by said sublicensee --- and shall specify BIOTHERAPIES and its Affiliates including their directors, officers, and employees, as an additional insured. GBI shall furnish certificates of such insurance to BIOTHERAPIES upon request.

                                  ARTICLE XIII

                                   TERMINATION

     13.1 TERMINATION BY BIOTHERAPIES. If GBI shall:

          (a) fail to meet its funding obligation under Section 5.15 of the Purchase Agreement dated the same date as this Agreement, between GBI and BIOTHERAPIES;

          (b) fail to make any royalty payment when due pursuant to Section 3.1, and such payment default shall not be cured within sixty (60) days from the date the royalty payment is due; or

                                                              EXECUTION ORIGINAL

          (c) materially breach this Agreement;

then BIOTHERAPIES shall have the right to declare this Agreement in default by written notice to GBI. GBI may cure such default if: (i) GBI rectifies the default condition, and (ii) pays a twenty percent (20%) penalty on any royalty or payments due to BIOTHERAPIES under this Agreement. If the default is not so cured within six (6) months of the date of the above described default notice, then this Agreement may be terminated at the option of BIOTHERAPIES by written notice to that effect. During the period between the event of a default described above and the expiration of the applicable cure period, GBI shall have the right to continue to sell and otherwise use the P&O Technology, but shall not be permitted to assign or sublicense the P&O Technology.

     13.2 TERMINATION BY GBI. GBI shall have the right to terminate this Agreement at any time by giving notice in writing to BIOTHERAPIES of its intent to do so at least sixty (60) days prior to a termination date designated in said notice.

     13.3 BANKRUPTCY. If, at any time, either party shall file in any court pursuant to any statute of any individual state or country, a petition in bankruptcy, insolvency or for reorganization or for an agreement among creditors or for the appointment of a receiver or trustee of the party or of its assets, or if either party proposes a written agreement of composition or extension of its debts, or if either party shall be served with an involuntary petition against it filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if either party shall make an assignment for the benefit of creditors, then, in the event of any of the above, the other party shall have the right to terminate this Agreement.

     13.4 GBI'S SUBLICENSES. In the event of any termination under this Article, GBI shall assign its rights under any sublicense agreement hereunder to BIOTHERAPIES and BIOTHERAPIES shall accept such sublicense, subject to Section
2.2 above. For the purposes of any such sublicensee assuming the position of GBI in the event of termination of this Agreement, the date of this Agreement for computation of obligations of the sublicensee shall be the date of this Agreement.

     13.5 TERM. Unless otherwise terminated as provided herein, this Agreement shall remain in full force and effect for twenty (20) years from the date of this Agreement.

     13.6 OBLIGATIONS UPON TERMINATION. Upon the expiration or termination of this Agreement for any reason: (a) all of GBI's license rights shall immediately cease and neither GBI, its Affiliates or sublicensees shall have any right to continue making, having made, using, selling and/or creating Improvements to the P&O Technology, Know How and/or Licensed Products; (b) GBI shall return to BIOTHERAPIES all P&O Technology, Know How and Licensed Products in its possession, and all copies thereof; (c) GBI shall pay to BIOTHERAPIES all royalties and other amounts that have accrued through the effective date of any such expiration and termination (and shall timely pay all royalties and other amounts accruing or discovered after the effective date of any such expiration and termination); (d) each party shall return the other party's Confidential Information (defined below), and all copies thereof; and (e) except in the event of early termination by GBI pursuant to Section 13.3 or Section 13.4, GBI shall provide and assign to BIOTHERAPIES all GBI Technology, including all of GBI's rights, title and interests relating thereto.

                                                              EXECUTION ORIGINAL

     13.7 SURVIVAL. In addition to any provisions of this Agreement which specifically provide for survival, the following provisions shall survive any termination of this Agreement: Articles I, III, IV, VII, VIII, IX, XI, XIII, XIV, XV, XVI, XVII and XVIII.

                                   ARTICLE XIV

                                    OWNERSHIP

     14.1 BIOTHERAPIES TECHNOLOGY. GBI acknowledges and agrees that BIOTHERAPIES has and shall retain all rights, title and interests, including all intellectual property rights, in and to the P&O Technology and Know How and all other materials provided by BIOTHERAPIES to GBI under this Agreement (collectively, the "BIOTHERAPIES Technology"). Nothing in this Agreement shall be deemed to transfer any such interests, in whole or in part, to GBI, except for the licenses granted herein.

     14.2 GBI TECHNOLOGY. GBI shall have and retain all rights, title and interests, including all intellectual property rights, in and to all Licensed Products and/or Improvements to the BIOTHERAPIES Technology made by or on behalf of GBI during the term of this Agreement. GBI's rights in the Licensed Products and/or Improvements to the BIOTHERAPIES Technology are exclusive of BIOTHERAPIES' rights in its Technology.

                                   ARTICLE XV

                                 CONFIDENTIALITY

     15.1 CONFIDENTIAL INFORMATION. During this Agreement, each party may have access to information that is considered confidential by the other. This information includes, but is not limited to, the P&O Technology, Know How, technical know-how, technical specifications, software object code and source code, protocols, strategic business plans, results of testing, systems, financial information, product information, methods of operation, customer information, supplier information, and compilations of data ("Confidential Information").

     15.2 USE. Each party shall use the other party's Confidential Information only for the purposes of this Agreement. Each party shall maintain the confidentiality of the other party's Confidential Information in the same manner in which it protects its own Confidential Information of like kind, but in no event shall either party take less than reasonable precautions to prevent the unauthorized disclosure or use of the other party's Confidential Information.

     15.3 DISCLOSURE. Each party is permitted to disclose the other party's Confidential Information to its employees and contractors on a need to know basis only, provided that such employees and contractors have written confidentiality obligations to that party no less stringent than those contained in this Agreement.

     15.4 EXCEPTIONS. The confidentiality provisions of this Agreement do not apply to information that is or becomes entirely in the public domain through no fault of the receiving party; was received lawfully from a third party through no breach of any obligation of confidentiality owed to the disclosing party; or created by a party independently of its access to or use of the other party's Confidential Information. In addition, nothing contained in this Agreement shall be construed to prevent GBI from complying with its disclosure obligations pursuant to U.S. securities laws.

                                                              EXECUTION ORIGINAL

     15.5 TERMINATION AND SURVIVAL. Upon termination or expiration of this Agreement, each party shall return the other party's Confidential Information and shall not use the other party's Confidential Information for its own, or any third party's, benefit. The provisions of this Section shall survive termination of this Agreement for so long as the Confidential Information remains confidential.

                                  ARTICLE XVI

                        NOTICES AND OTHER COMMUNICATIONS

     Any notice, request, instruction or other document to be given hereunder by any party to another party will be in writing and will be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier. All notices will be sent to the following addresses:

     If to GBI, then to:

          Genesis BioVentures, Inc.
          Suite 1A
          3033 King George Highway
          Surrey, British Columbia
          Canada  V4P 1B8
          Telephone No.: (604) 542-0820
          Facsimile No.: (604) 542-0821
          Attention: E. Greg McCartney, Chairman, President and
                     Chief Executive Officer

     with a copy to:

          Stradling Yocca Carlson & Rauth
          660 Newport Center Drive
          Newport Beach, California  92660
          Telephone No.: (949) 725-4000
          Facsimile No.: (949) 725-4100
          Attn: Peter D. Taylor, Esq.

     If to BIOTHERAPIES, then to:

          Biotherapies Incorporated
          5692 Plymouth Road
          Ann Arbor, Michigan  48105
          Telephone No.: (734) 996-9040
          Facsimile No.: (734) 996-9024
          Attention: Dr. Paul R. Ervin, Jr., Chief Executive Officer

                                                              EXECUTION ORIGINAL

     with a copy to:

          Bodman, Longley & Dahling LLP
          110 Miller, Suite 300
          Ann Arbor, Michigan  48104
          Telephone No.: (734) 930-0230
          Facsimile No.: (734) 930-2494
          Attn: Timothy Damschroder, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section will be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service will be effected as required by applicable law.

                                  ARTICLE XVII

                          REGISTRATION AND RECORDATION

     17.1 REGISTRATION. If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which GBI, its Affiliates or sublicensees would do business, GBI will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by GBI to BIOTHERAPIES.

     17.2 RECORDATION. Any formal recordation of this Agreement or any license herein granted which is required by the law of any country, as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, shall also be carried out by GBI at its expense, and appropriately verified proof of recordation shall be promptly furnished to BIOTHERAPIES.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.1 WAIVER. Any waiver by a party of a right or remedy under this Agreement must be in writing and signed by that party to be effective. No waiver shall be implied by a failure of a party to enforce a right or remedy. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     18.2 ENTIRE AGREEMENT. This Agreement and all Exhibits hereto contain the entire understanding of the parties with respect to the subject matter contained herein, and replaces and supercedes all prior agreements, understandings and promises related thereto.

     18.3 ATTORNEYS' FEES. In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                                                              EXECUTION ORIGINAL

     18.4 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     18.5 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed or amended, except through a writing signed by both parties.

     18.6 SEVERABILITY. In the event that any term, provision, or covenant of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remaining terms, provisions and covenants shall not in any way be affected or impaired thereby.

     18.7 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

     18.8 GOVERNING LAW. This Agreement and the relationships between the parties shall be governed in all respects by the law of the State of Michigan (notwithstanding any provisions governing conflict of laws under such Michigan law to the contrary), except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

     18.9 JURISDICTION AND FORUM. The parties hereby consent to the jurisdiction of the courts of the State of Michigan over any dispute concerning this Agreement or the relationship between the parties.

     END OF AGREEMENT - SIGNATURE PAGE APPEARS ON NEXT PAGE.

                                                              EXECUTION ORIGINAL

SIGNATURE PAGE TO THE P&O TECHNOLOGY LICENSE AGREEMENT,
DATED ______, 2001, BETWEEN BIOTHERAPIES INCORPORATED
AND GENESIS BIOVENTURES, INC.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                             GBI:

                             GENESIS BIOVENTURES, INC.

                             By: _______________________________________________
                                 E. Greg McCartney
                                 Chairman, President and Chief Executive Officer


                             BIOTHERAPIES:

                             BIOTHERAPIES INCORPORATED

                             By: _______________________________________________
                                 Dr. Paul R. Ervin, Jr.
                                 Chief Executive Officer

                                    EXHIBIT A

                              INVESTMENT AGREEMENT